Exhibit 10.1.1
10x GENOMICS, INC.
2019 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD NOTICE

Participant has been granted an Option with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Stock Option Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice will have the meanings set forth in the Stock Option Agreement and the Plan.

Participant:
Date of Grant:
Number of Shares Subject to Option:
Type of Option:
Exercise Price per Share:
Expiration Date:
Vesting Commencement Date:
Vesting Schedule:

Additional Terms and Acknowledgements:

If the number of Shares is not evenly divisible, then no fractional Share will vest and the installments will be as equal as possible with the smaller installment(s) vesting first. Each such right of purchase will be cumulative and will continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Option Period.

10x GENOMICS, INC
2019 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT

(U.S. and Non-U.S. Participants)

This STOCK OPTION AGREEMENT, effective as of the Date of Grant (as defined below), is made by and between 10x Genomics, Inc., a Delaware corporation (the “Company”), and Participant (as defined below). Capitalized terms have the meaning set forth in Section 1 hereof, or, if not otherwise defined herein, in the 10x Genomics, Inc. 2019 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

To the extent this Option is noted as an “Incentive Stock Option” in the Award Notice, then this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, this Option will not qualify as Incentive Stock Option, if, among other events, (a) Participant disposes of the Shares acquired upon exercise of this Option within two (2) years from the Date of Grant or one (1) year after such Shares were acquired pursuant to exercise of this Option; (b) except in the event of Participant’s death or Disability, Participant is not employed by the Company, a parent or a Subsidiary at all times during the period beginning on the Date of Grant and ending on the day that is three (3) months before the date of exercise of any Shares; or (c) to the extent the aggregate Fair Market Value of the Shares subject to “incentive stock options” held by Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a Subsidiary) exceeds US$100,000. If Participant disposes of the Shares acquired upon exercise of this Option within two (2) years from the Date of Grant or one (1) year after such Shares were acquired pursuant to exercise of this Option, Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such Shares were disposed of, the number of Shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

For Participants residing outside of the US, for US tax purposes, to the extent applicable, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

1.Definitions.

The following terms have the following meanings for purposes of this Agreement:

(a)“Agreement” means this Stock Option Agreement, including (unless the context otherwise requires) the Award Notice and any special terms and conditions for Participant’s country included in any appendices attached hereto.

(b)“Award Notice” means the award notice to Participant.

(c)“Exercise Price” means the “Exercise Price” listed in the Award Notice.

(d)“Date of Grant” means the “Date of Grant” listed in the Award Notice.

(e)“Officer” means “officer” as defined under Rule 16a-1(f) of the Exchange Act.

(f)“Participant” means the “Participant” listed in the Award Notice.

(g)“Restrictive Covenant Violation” means Participant’s breach of any restrictive covenant or any similar provision applicable to or agreed to by Participant.

(h)“Shares” means the number of shares of Class A Common Stock listed in the Award Notice as “Number of Shares Subject to Option”, as adjusted in accordance with the Plan.

2.Grant of the Option.

(a)Effective as of the Date of Grant but subject to Section 26 hereof, the Company hereby irrevocably grants to Participant the right and option (the “Option”) to purchase all or any part of the Shares, subject to, and in accordance with, the terms, conditions and restrictions set forth in the Plan, the Award Notice and this Agreement. The Option will vest in accordance with the “Vesting Schedule” set forth on the Award Notice.

(b)The Option granted hereunder is subject to the Plan and the terms of the Plan are hereby incorporated into this Agreement. By accepting the Option, Participant acknowledges that Participant has received and read the Plan and agrees to be bound by the terms, conditions and restrictions set forth in the Plan, this Agreement and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of any conflict between one or more of this Agreement, the Award Notice and the Plan, the Plan will govern this Agreement and the Award Notice, and the Agreement (to the extent not in conflict with the Plan) will govern the Award Notice.

3.Exercise Price.

The price at which Participant will be entitled to purchase the Shares upon the exercise of the Option will be the Exercise Price, subject to adjustment as provided in Section 13 hereof.

4.Exercisability of Option.

The Option will become vested and exercisable in accordance with the Vesting Schedule set forth on the Award Notice.

5.Duration of Option.

The Option will be exercisable to the extent and in the manner provided herein either (i) for a period of ten (10) years from the Date of Grant (the “Option Period”) or (ii) if the Option is an Incentive Stock Option and Participant holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or a Subsidiary on the Date of Grant, then for a period of five (5) from the Date of Grant; provided, that the Option may be earlier terminated upon a Termination Date.

6.Manner of Exercise and Payment.

(a)Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written or electronic notice to the Company in the manner prescribed in Section 7(d) of the Plan and as otherwise set forth by the Committee from time to time. Such notice will set forth the number of Shares in respect of which the Option is being exercised and will be signed by the person or persons exercising the Option. In the event the Company has designated an Award Administrator (as defined below), the Option may also be exercised by giving notice (including through electronic means) in accordance with the procedures established from time to time by the Award Administrator. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part, provided that partial exercise will be for whole Shares only.

(b)Payment of the Exercise Price for the portion of the Option being exercised is due in full upon exercise of all or any part of the vested Option. Participant may elect to make payment of the Exercise Price: (i) in cash or by check or wire transfer (or any combination thereof), (ii) delivery of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased that are not subject to any pledge, encumbrance or other security interest and satisfy such other requirements as may be imposed by the Committee; provided that such Shares have been held by Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting principles); (iii) to the extent permitted by applicable law, by delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the portion of the Option being so exercised, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price for such Shares; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, (iv) any combination of cash (or an approved cash equivalent) and any of the foregoing, or (v) any other payment method provided under the Plan that the Committee may approve; provided, that, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee may establish the method of paying the Exercise Price required to be utilized by Participant from the alternatives available under the Plan prior to the exercise of any portion of the Option.

(c)Concurrently with the exercise of the Option, Participant must pay to the Company any amount that the Company determines it is required to withhold under applicable federal, state or local or foreign tax laws in respect of the exercise or the transfer of such Shares (“Tax Obligations”). Participant may elect to make payment (i) in cash, by check or wire transfer (or any combination thereof) or (ii) and to the extent permitted by applicable law, by delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the portion of the Option being so exercised, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Tax Obligations; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; and provided, further, that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 13 of the Plan and, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee shall establish the method of withholding required to be utilized by the Participant from alternatives available under the Plan prior to the exercise of any portion of the Option.

(d)Upon receipt of the notice of exercise and any payment or other documentation as may be necessary pursuant to Sections 6(a), 6(b), 6(c) and 7 above relating to the Shares in respect of which the Option is being exercised, the Company will, subject to the Plan and this Agreement, take such action as may be necessary to effect the transfer to Participant of the number of Shares as to which such exercise was effective.

(e)Participant will not be deemed to be the holder of, or to have any of the rights and privileges of a stockholder of the Company (including the right to vote or receive dividends) in respect of, Shares purchased upon exercise of the Option until (i) the Option has been exercised pursuant to the terms of this Agreement and Participant has paid the full purchase price for the number of Shares in respect of which the Option was exercised and any applicable Tax Obligations and (ii) the Company has issued the Shares in connection with such exercise.

7.Tax Withholding.

(a)Tax Obligations. Regardless of any action taken by the Company or any other Subsidiary with respect to Tax Obligations, Participant acknowledges that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations. At the time of exercise of the Option, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Subsidiary. In this regard, at the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company or any other Subsidiary, Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Subsidiary which arise in connection with the Option. The Company shall have no obligation to process the exercise of the Option or to deliver Shares until the Tax Obligations as described in this Section have been satisfied by Participant.

(b)Withholding or Directed Sale of Shares. The Company shall have the right, but not the obligation, to require Participant to satisfy all or any portion of a Subsidiary’s Tax Obligations upon exercise of the Option by deducting from the Shares otherwise issuable to Participant upon such exercise a number of whole Shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates (unless otherwise determined by the Company). The Company may require Participant to direct a broker, upon the exercise of the Option, to sell a portion of the Shares subject to the Option determined by the Company in its discretion to be sufficient to cover the Tax Obligations of any Subsidiary and to remit an amount equal to such Tax Obligations to the Company in cash.

8.Termination of Employment or Service.

(a)Subject to Section 8(c) hereof, in the event that Participant’s employment with, or service to, the Company Group terminates for any reason, any unvested portion of the Option will be forfeited and, except as otherwise specifically provided for in this Section 8, all of Participant’s rights under this Agreement will terminate as of the effective date of Termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan).

(b)If Participant’s employment or service is terminated by the Company Group for Cause or by Participant when grounds existed for Cause at the time thereof, the vested and unvested portions of the Option will terminate as of the Termination Date.

(c)In the event (i) Participant’s employment with, or service to, the Company Group is terminated by the Company due to death or Disability, the vested portion of the Option will remain exercisable for one year thereafter (but in no event beyond the Option Period) and (ii) Participant’s employment with, or service to, the Company Group is terminated for any other reason (subject to Section 8(b)), the vested portion of the Option will remain exercisable for ninety (90) days thereafter (but in no event beyond the Option Period); provided, that, in each case, the Option Period will expire immediately upon the occurrence of a Restrictive Covenant Violation.

(d)Participant’s rights with respect to the Option will not be affected by any change in the nature of Participant’s employment or service so long as Participant continues to be an employee, consultant or director of the Company Group. Whether (and the circumstances under which) employment or service has terminated and the determination of the Termination Date for the purposes of this Agreement will be determined by the Committee (or, with respect to any Participant who is not a director or Officer, its designee, whose good faith determination will be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Option).

9.Restrictions on Transfer.

(a)Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option or Participant’s right under the Option to receive Shares, other than in accordance with Section 13(b) of the Plan.

(b)Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of Shares in compliance with the Securities Act and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Shares, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of any Shares subject to this Agreement without the prior written consent of the underwriter(s) or its representative(s).

10.Repayment of Proceeds; Clawback Policy.

The Shares subject to the Option and all proceeds related to such Shares are subject to the clawback and repayment terms set forth in Sections 13(v) and 13(x) of the Plan and the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or Officer, subject to applicable law. In addition, if a Restrictive Covenant Violation occurs or the Company discovers after a termination of employment or service that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to Participant therefor, an amount equal to the excess, if any, of (a) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, any Shares acquired upon exercise of the Option (limited, in the case of the Company discovering after a termination of employment or service that grounds existed for Cause at the time thereof, to any such Shares acquired after the date on which grounds for a termination for Cause first existed) over (b) the aggregate Cost (if any) of such Shares. For purposes of this Agreement, “Cost” means, in respect of any Share, the Exercise Price, to the extent paid by Participant for such Share, as proportionately adjusted for all subsequent distributions on the Shares and other recapitalizations and less the amount of any distributions made with respect to the Share pursuant to the Company’s organizational documents; provided, that Cost may not be less than zero. Any reference in this Agreement to grounds existing for a termination of employment with Cause will be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or termination with Cause.

11.No Right to Continued Employment or Service.

Neither the Plan nor this Agreement nor Participant’s receipt of the Option hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or service of Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or service of Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

12.Service Conditions.

The following provisions shall only apply to Participant if Participant resides outside the United States: In accepting the Option, Participant acknowledges that:

(a)Any notice period mandated under local law shall not be treated as service for the purpose of determining the vesting of the Option; and Participant’s right to exercise the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b)The vesting of the Option shall cease upon, and no Shares shall become vested following, Participant’s termination of service for any reason except as may be explicitly provided by the Plan or this Agreement.

(c)The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(d)The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(e)All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(f)Participant’s participation in the Plan shall not create a right to further service with the Company or any Subsidiary and shall not interfere with the ability of any Subsidiary to terminate Participant’s service at any time, with or without cause subject to applicable law.

(g)Participant is voluntarily participating in the Plan.

(h)The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to any Subsidiary, and which is outside the scope of Participant’s employment contract, if any.

(i)The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(j)In the event that Participant is not an employee of the Company or Subsidiary, the Option grant will not be interpreted to form an employment contract or relationship with the Company or Subsidiary; and furthermore, the Option grant will not be interpreted to form an employment contract with any other Subsidiary.

(k)The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Option will have no value. If Participant exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

(l)No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Participant’s service (for any reason whether or not in breach of local law) and Participant irrevocably releases the Company and each other Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim.

13.Adjustments.

The terms of this Agreement, including, without limitation, (a) the number of Shares subject to the Option and (b) the Exercise Price specified herein, will be subject to adjustment in accordance with Section 11 of the Plan.

14.Securities Laws; Cooperation.
Upon the vesting of any unvested portion of the Option, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

15.Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

16.Governing Law; Venue; Jury Trial Waiver; Language.

This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereto hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts. Each of Participant, the Company and any transferees who hold a portion of the Options pursuant to a valid assignment hereby irrevocably waives any right to a jury trial. If Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern. Participant acknowledges that Participant is sufficiently proficient in English to understand the terms and conditions of this Agreement.

17.Successors in Interest.

Any successor to the Company will have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, Participant’s legal representative will have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon Participant and all rights granted to the Company under this Agreement will be final, binding and conclusive upon Participant’s heirs, executors, administrators and successors.

18.Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement will not be affected by such holding and will continue in full force in accordance with their terms.

19.Data Privacy.

The following provisions shall only apply to Participant if he or she resides outside of the US, the EU, EEA, and the UK:

(a)Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or another form, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Company and any Affiliates or Subsidiaries for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If Participant does not choose to participate in the Plan, his or her employment status or service with the Company and any Affiliates or Subsidiaries will not be adversely affected.
(b)Participant understands that the Company and any Affiliates or Subsidiaries may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or another identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.
(c)Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country.

Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or another form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.
(d)Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Options, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company and any Affiliates or Subsidiaries will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her Option under the Plan or administer or maintain Option. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Option). Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
The following provisions shall only apply to Participant if he or she resides in the EU or EEA, the UK, or EU privacy laws are otherwise applicable:

(e)Data Collected and Purposes of Collection. Participant understands that the Company, acting as the controller, as well as the employing Affiliate or Subsidiary or any other Affiliate or Subsidiary, will process, to the extent permissible under applicable law, certain personal information about him or her, including name, home address and telephone number, information necessary to process the Option (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Options granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from Participant, and from the Company and any Affiliates or Subsidiaries, for the purpose of implementing, administering, and managing the Plan pursuant to its terms. The legal basis (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan pursuant to this Agreement between Participant and the Company, and in Company’s legitimate interests to comply with applicable non-EU laws when performing, administering and managing the Plan, subject to his or her interest and fundamental rights. The Data must be provided in order for Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations hereunder. If Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.
(f)Transfers and Retention of Data. Participant understands that the Data will be transferred to and among the Company and any Affiliates or Subsidiaries, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above, which are necessary to allow the Company to perform this Agreement. Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where the Company and any Affiliates or Subsidiaries or its service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company and any Affiliates or Subsidiaries make transfers of Data outside of the European Economic Area, those transfers will be made solely to the extent necessary to perform this Agreement and take necessary actions in connection with such performance. In addition, service providers may commit to providing adequate safeguards for the transferred Data, such as the EU-U.S. Data Privacy Framework or standard contractual clauses approved by the European Commission. In that case, Participant may obtain details of the transfers by contacting gc@10xgenomics.com.
(g)Participant’s Rights in Respect of Data. Participant has the right to access his or her Data being processed by the Company or any Affiliate or Subsidiary as well as understand why the Company or any Affiliate or Subsidiary is processing such Data. Additionally, subject to applicable law, Participant is entitled to have any inadequate, incomplete, or incorrect Data corrected (that is, rectified). Further, subject to applicable law, and under certain circumstances, Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether Participant is entitled to have Data erased); and (iv) to port a copy of the Data provided pursuant to this Agreement or generated by him or her, in a common machine-readable format. To exercise his or her rights, Participant may contact gc@10xgenomics.com. Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.
20.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.

By accepting this Agreement and the grant of the Option evidenced hereby, Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time to the extent permitted by the Plan; (b) the grant of the Option is exceptional, voluntary and occasional and it does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all determinations with respect to future option grants, if any, including the grant date, the number of Shares granted, the exercise price and the exercise date or dates, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary and not a condition of employment, and Participant may decline to accept the Option without adverse consequences to Participant’s continued employment relationship with the Company Group; (e) the value of the Option is an extraordinary item that is outside the scope of Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, Participant waives any claim on such basis and, for the avoidance of doubt, the Option will not constitute an “acquired right” under the applicable law of any jurisdiction; (g) if the underlying Shares do not increase in value, the Option will have no value; (h) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price; (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty and (j) the Option constitutes full and complete satisfaction of any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries), and upon Participant’s acceptance of the Option any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries) shall be of no further effect. In addition, Participant understands, acknowledges and agrees that Participant will have no rights to compensation or damages related to Option proceeds in consequence of the termination of Participant’s employment for any reason whatsoever and whether or not in breach of contract.

21.Award Administrator.

The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any Option granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of Agreement by Participants and Option exercises by Participants.

22.Book Entry Delivery of Shares.

Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

23.Amendment.

The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.

24.Section 409A.

It is not intended that the Option granted hereunder be subject to Section 409A of the Code.

25.Electronic Delivery and Acceptance.

This Agreement may be executed electronically and in counterparts. The Company may, in its sole discretion, decide to deliver any documents related to the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form.

26.Acceptance and Agreement by Participant; Forfeiture upon Failure to Accept.

Participant’s rights under the Option will lapse ninety (90) days from the Date of Grant, and the Option will be forfeited on such date if Participant has not accepted this Agreement by such date. For the avoidance of doubt, Participant’s failure to accept this Agreement will not affect Participant’s continuing obligations under any other agreement between the Company and Participant.

27.No Advice Regarding Grant.
Notwithstanding anything herein to the contrary, Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

28.Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29.Language.

If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

30.Country-Specific Terms and Conditions.

The following provisions shall only apply to Participant if Participant resides outside the United States: Notwithstanding any provisions of this Agreement to the contrary, the Option grant shall be subject to any special terms and conditions applicable for Participant’s country of residence (and country of employment, if different) as respectively set forth in an appendix to this Agreement (an “Appendix”). Further, if Participant transfers his or her residence and/or employment to another country reflected in an Appendix to this Agreement at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). In all circumstances, any applicable section(s) of the Appendix shall constitute part of this Agreement.

31.Waiver.

Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant in the Plan.
32.Foreign Asset/Account and Tax Reporting.
There may be certain foreign tax, asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to comply with such regulations, and is advised to speak to a personal advisor on this matter.
33.Insider Trading/Market Abuse Laws.
Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, Participant’s country, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (a) disclosing the inside information to any third party, and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company nor any Affiliate or Subsidiary will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

[Signatures follow]

10x GENOMICS, INC.

By: Serge Saxonov
Title: Chief Executive Officer

PARTICIPANT

Acknowledged and Agreed
as of the date first written above:

______________________________________________

[Signature page to Stock Option Agreement]

APPENDIX TO

10x GENOMICS, INC.
2019 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT

FOR NON-UNITED STATES PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Options granted to Participant under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Options, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

AUSTRALIA

Terms and Conditions

Tax Deferred Treatment.

The offer is intended to receive tax-deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Appendix.

Ordinary shares. Stock awards issued to Participant under this Appendix must relate to ordinary shares. For the purpose of this Appendix, ordinary shares shall be defined in accordance with their ordinary meaning under Australian law.

Predominant business of the Company. Stock swards must not be issued to Participant where those stock awards relate to options or shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments.

Real risk of forfeiture. Stock awards that are options issued to Participant under this Appendix must have a real risk of forfeiture, the vesting conditions by which this risk is achieved is to be determined by the Board in its absolute discretion.

10% limit on shareholding and voting power. Immediately after Participant acquires the stock awards, Participant must not: (i) hold a beneficial interest in more than 10% of the shares in the Company; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company. For the purposes of these thresholds, stock awards that are options are treated as if they have been exercised and converted into Shares.

Notifications

Securities Law Information.

The offering and resale of Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exchange Control Information.

Australian residents must report inbound and/or outbound cash transactions exceeding A$10,000 and inbound and/or outbound international fund transfers of any value if the transfers do not involve an Australian bank.

AUSTRIA

Notifications
Securities Law Information.
The grant of Options under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Austria.
Consumer Protection Information.
Participant may be entitled to revoke this Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to this Agreement and the Plan:
(i)The revocation must be made within one week after the acceptance of this Agreement.
(ii)The revocation must be in written form to be valid. It is sufficient if Participant returns this Agreement to the Company or the Company’s representative with language that can be understood as Participant’s refusal to conclude or honor this Agreement, provided the revocation is sent within the period discussed above.
Exchange Control Information.
If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares and any cash dividends) outside of Austria (even if Participant holds them outside of Austria at a branch of an Austrian bank), Participant may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Participant is encouraged to consult his/her personal legal or tax advisor to understand how these rules apply to Participant’s particular situation.

BELGIUM
Notifications
Securities Law Information.
The grant of the Options under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium.
Foreign Asset/Account Reporting Information.
Belgian residents are required to report any securities (i.e., Shares acquired under the Plan) or bank accounts opened and maintained outside Belgium on their annual tax returns. Belgian residents are also required to complete a separate report providing the National Bank of Belgium with details regarding any such account. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Terms and Conditions
Taxation and Terms of Acceptance.
Participant agrees and acknowledges that the Company will only accept a countersigned agreement after the 60th day following Participant’s receipt of this Agreement.
By formally accepting in writing this Agreement through signature and by returning it to the Company within 60 days from receipt of this Agreement and the Plan, Participant would normally become subject to income tax on a lump-sum benefit in kind on the 60th day following receipt of this Agreement (being the "grant date" for Belgian tax purposes). In that case, no taxation should be triggered upon vesting or exercise. However, if written acceptance and return of this Agreement would take place after the 60th day following receipt of this Agreement, as required by the Company, taxation will normally be delayed to the date of exercise of the Option. In that case, grant date or vesting should not trigger taxation.

CANADA

Terms and Conditions

Termination of Service.
Notwithstanding any provision of the Plan or this Agreement, the following provision shall apply to Participants Actively Employed (defined below) in Canada on the date of the termination of service of the Participant:

For purposes of this Agreement, the last day a Participant is “Actively Employed” shall be the later of, if and as applicable: (i) the last day the Participant actually performs services for the Company prior to the cessation of the Participant’s service for any reason; or (ii) the last day of the minimum period of notice of termination to which the Participant is entitled under the applicable employment or labor standards legislation of the province in which the Participant performs services for the Company. For clarity, except as required by the applicable employment or labor standards legislation of the province in which the Participant performs services for the Company: (a) the last day the Participant is “Actively Employed” shall not be extended by any contractual, common law or civil law notice of termination period in respect of which the Participant may receive pay or damages in lieu of notice of termination; (b) no Option will vest under the Plan when the Participant is no longer Actively Employed; and (c) no payments in respect of the value of any Option that has not yet vested (nor any pro-rated portion thereof) shall be included in any entitlement which the Participant may have to any pay in lieu of notice of termination or damages in lieu of such notice under contract, common law or civil law.

The following provision applies if Participant is a resident of Quebec:

Language Consent.

A French translation of this Agreement and certain other documents related to the Option will be made available to Participant as soon as reasonably practicable. Participant understands that, from time to time, additional information related to the Option may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable.

Authorization of Release and Transfer Necessary Personal Information.

This provision supplements Section 19 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the Award Administrator of the Plan to disclose and discuss the Plan with his or her advisors. Participant further authorizes the Company, any Subsidiary to record such information and to keep such information in the employee file.

Notifications

Securities Law Information.

Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

Foreign Asset/Account Reporting Information.

Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Options) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is Participant’s responsibility to comply with these reporting obligations, and Participant should consult his or her own personal tax advisor in this regard.

Share Settlement of Options.
Notwithstanding anything to the contrary in the Plan or this Agreement, Options granted to Canadian Participants shall only be settled in Shares and shall not be settled in cash.

CHINA

Terms and Conditions

State Administration of Foreign Exchange (SAFE) Compliance.

The grant of the Option, Participant’s ability to exercise the Option and sale of the Shares shall all be contingent upon the Company or its Subsidiaries obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by Participant from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. Participant may contact his or her local HR office for more details about the SAFE-approved bank account.
Participant hereby acknowledges and agrees that such proceeds (net of applicable China tax) will be transferred to the SAFE-approved account prior to being delivered to China Participant’s personal account and that neither the China Affiliate or Subsidiary, the Company nor any Affiliate or Subsidiary shall be liable for any delays or foreign exchange rate fluctuation that may happen in this process.

Foreign Asset/Account Reporting Information.

Participant may be required to report to SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, Participant may be subject to reporting obligations for the Options, Shares acquired under the Plan, the receipt of any dividends and the sale of Shares.

Limited Method of Exercise and Same Day Sale of Shares.

In accordance with Section 6 of the Agreement, the method of payment of the aggregate exercise price of the Option shall, unless otherwise determined by the Award Administrator at its discretion, be limited to the consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan. Consequently, no funds will flow out of China.

Further, any Shares issued in settlement of the exercise of the Option shall be sold immediately on the same day of the exercise and no Participant will hold Shares in connection with the Option.

Post-Termination Exercise of Option and Same Day Sale of Shares.

In accordance with Section 8 of the Agreement, if Participant’s employment with, or service to, the Company Group terminates for any reason other than Cause, the Participant may exercise any vested but unexercised Option within ninety (90) days from the termination of the Participant’s employment prior to the Expiration Date using a cashless exercise method, and all Shares issued in settlement of exercise of Options shall be sold immediately on the same day of the exercise and no Participant will hold Shares in connection with the Option.

DENMARK

Terms and Conditions

This provision substitutes Section 7 of the Agreement:

Tax Withholding.

The Company or any Subsidiary (as determined by the Award Administrator shall have the power and right to deduct, withhold or collect any tax, social security contribution, payroll tax or other amount other tax-related withholding obligations required by law or regulation to be withheld with respect to any taxable event arising with respect to the granting or exercise of the Options (collectively, the “Withholding Amount”). This Withholding Amount may be: (a) withheld from other amounts due to Participant; (b) withheld from the value of any vested Options being settled; or (iii) collected directly from Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by the Company or the applicable Subsidiary in its discretion.

Securities Disclaimer.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under EU Prospectus Regulation as implemented in Denmark.

Stock Option Act.
By accepting this Option, Participant acknowledges that he or she received an Employer Statement, translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent that the Act applies to the Option. If applicable, to the extent more favorable and required to comply with the Act, the terms set forth in the Employer Statement will apply to Participant’s participation in the Plan.
Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If Participant is a member of the registered management of an Affiliate or Subsidiary or affiliate in Denmark or otherwise does not satisfy the definition of employee, Participant will not be subject to the Act and the Employer Statement will not apply to him or her.
Further, the Act has been revised with effect from 1 January 2019. As a result of the amendments, the termination provisions under the Plan and this Agreement will apply for any Awards granted after 1 January 2019. The relevant termination provisions are detailed in the Plan, this Agreement and the Employer Statement.

Notifications

Exchange Control Information.

If Participant establishes an account holding cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Foreign Asset/Account Reporting Information.
If Participant establishes an account holding Shares or cash outside of Denmark, Participant shall report the account to the Danish Tax Administration. The form which shall be used to make the report can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described above.)

FINLAND
Notifications
Securities Law Information.
The grant of Options under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Finland.

FRANCE

Terms and Conditions

Language Consent.

By accepting the Option, Participant confirms having read and understood the Plan and the Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.

En acceptant l’attribution, le Optionee confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Optionee accepte les termes de ces documents en connaissance de cause.

Notifications

Securities Disclaimer.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Awards Not Tax-Qualified.

The Option is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Option.

Foreign Asset / Account Reporting Information.

Participant may hold Shares acquired upon exercise of the Option, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on his or her annual income tax return. Failure to complete this reporting may trigger penalties.

GERMANY
Notifications

Securities Disclaimer.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.

Exchange Control Information.
If Participant remits proceeds in excess of the legally designated amount out of or into Germany, such cross-border payment shall be reported monthly to the State Central Bank. In the event that Participant makes or receives payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, Participant may be required to report the acquisition of securities (e.g., Shares) to the Bundesbank via email or telephone if the value of the securities exceeds a certain threshold. Participant is responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.
Terms and Conditions

Prohibition on Insider Dealing.

Participant should be aware that the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of Shares acquired under the Plan, if Participant has inside information regarding the Company or any of its Subsidiaries. Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extent insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that Participant consult with a legal advisor.

Limitation of Liability.

Participant is responsible for compliance with any laws to be observed by Participant in person in conjunction with participation in the Plan. The Company cannot be held liable if Participant violates German law or any other applicable rules to be complied with by Participant in conjunction with participation in the Plan including, but not limited to, insider dealing restrictions under the Market Abuse Regulation.

HONG KONG
Notifications
Securities Law Notice.
WARNING: The Options and the Shares covered by the Options do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or the Subsidiary participating in the Plan. Participant should be aware that the contents of this Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Options are intended only for Participant’s personal use and may not be distributed to any other person. Participant is advised to exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of this Agreement, including this provision, or the Plan, Participant should obtain independent professional advice.
Occupational Retirement Schemes Ordinance Alert.
The Company specifically intends that neither the Options nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

INDIA
Terms and Conditions
Cashless Exercise.
Participant acknowledges and agrees that the considerations for the exercise of the Option shall be limited to cashless forms.
Notifications
Exchange Control Information.
Participant understands and agrees that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where he or she deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.
Foreign Asset/Account Reporting Information.
Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is Participant’s responsibility to comply with applicable foreign asset tax laws in India and Participant should consult with his or her personal tax advisor to ensure that Participant is properly reporting his or her foreign assets and bank accounts. Participant’s local employer will issue a Form 16 to Participant and report perquisites in Form 12BA after the end of the Financial Year.

ITALY
Terms and Conditions

Form of Option Price Payment Limited.

In accordance with Section 6 of the Agreement, unless otherwise determined by the Company and informed to Participant, payment of the option prices shall be limited to cashless exercise in a form and manner authorized by the Company. For clarity, Participant shall not be entitled to pay the option price in cash and, accordingly, no funds will be transferred out of Italy in connection with the exercise of the Option.

Plan Document Acknowledgment.

In accepting the grant of the Option, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

Notifications

Foreign Asset/Account Reporting Information.

If Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate taxable income in Italy, Participant is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.

Securities Disclaimer.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Italy.
Foreign Asset Tax Information.
The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year.

JAPAN

Terms and Conditions
Tax Consultation.

Participant understands that the Options are not intended to be tax-qualified or tax-preferred under current tax laws of Japan and Participant may need to submit a certain form to the tax office and may suffer adverse tax consequences as a result of your acquisition, holding, or disposition of the Shares. Participant represents that he or she will consult with any tax advisors that he or she deems appropriate in connection with the acquisition, holding, or disposition of the Shares and that Participant is not relying on the Company or any Subsidiary for any tax advice.

Notifications

Foreign Assets Reporting.

Japanese residents holding assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participant is encouraged to consult with a personal tax advisor in Japan to ensure that Participant is properly complying with these obligations.

Foreign Exchange.

Under certain circumstances, Participant may be required to file a report with the Ministry of Finance if Participant intends to acquire Shares whose value exceeds ¥100,000,000. The reporting, if required, is due within 20 days from the acquisition of the Shares (however, if Participant acquires such Shares through a securities company in Japan, such requirement will not be imposed). The reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

Participant is advised to seek appropriate professional advice as to how the exchange control regulations, tax, or other laws in Participant’s country apply to his or her specific situation. Laws and regulations change frequently and occasionally on a retroactive basis.
Securities Law Information.
The Option and the Shares have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Option and the Shares issuable upon the exercise of Option may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term "resident of Japan" means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.

LUXEMBOURG
Notifications
Exchange Control Information.

Participant is required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on Participant’s behalf. However, as long as the Company is not a Luxembourg-resident financial company, the statistical reporting obligation shall not apply.

Securities Law Information.

The grant of Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Luxembourg.

NETHERLANDS

Notifications

Prohibition Against Insider Trading.

Participant should be aware of the Dutch insider trading rules, which may affect the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain share transactions if Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that Participant consults with a legal advisor. The Company cannot be held liable if Participant violates the Dutch insider trading rules. Participant is responsible for ensuring his or her compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (“MAR”), is applicable in the Netherlands. For further information, Participant is referred to the website of the Authority for the Financial Markets (“AFM”):
https://www.afm.nl/en/sector/effectenuitgevende-ondernemingen.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Agreement and participating in the Plan, Participant acknowledges having read and understood the notification above and acknowledges that it is Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

POLAND

Notifications

Foreign Exchange Notice.

Participant understands and acknowledges that Participant must notify the National Bank of Poland of the value of all foreign share ownership, including but not limited to Shares acquired under the Plan, if such ownership exceeds a designated threshold. Participant is strongly encouraged to consult with an appropriate legal advisor regarding these requirements.

Securities Disclosure.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Poland.

Employment.

In order to meet the requirements of the Plan Participant authorize the Polish Subsidiary (his or her employer):

a)to make relevant deductions from his or her remuneration,
b)to notify the Company about events relevant to his or her right to continue to participate in the Plan.

RUSSIA
Terms and Conditions
U.S. Transactions.
Participant understands that the acceptance of the Options results in an agreement between Participant and the Company that is completed in the United States and that this Agreement is governed by the laws of the State of Delaware. Upon vesting and settlement of the Options, any Shares to be issued to Participant shall be held or delivered to Participant in the United States and in no event will such Shares be delivered to Participant in Russia. Participant acknowledges that Participant is not permitted to sell or otherwise transfer Shares directly to other individuals in Russia, nor is Participant permitted to bring any certificates representing the Shares into Russia (if such certificates are actually issued).
Sale Restrictions.
Depending on the development of local regulatory requirements, the Company reserves the right to require the immediate sale of any Shares to be issued to Participant upon exercise of the Options. By accepting the Options, Participant acknowledges that Participant understands and agrees that the Company is authorized to, and may, in its sole discretion, instruct its designated broker to assist with the mandatory sale of Shares issued to Participant upon exercise of the Options (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, Participant will receive the cash proceeds, less any Tax Obligations and brokerage fees or commissions.
Cashless Exercise.
Participant acknowledges and agrees that the considerations for the exercise of the Option shall be limited to cashless forms.
Notifications
Securities Law Notification.
This Agreement, the Plan, and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Any issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia.
Exchange Control Information.
Participant is responsible for complying with any and all Russian foreign exchange requirements in connection with the Options, and Shares acquired and funds remitted out of or into Russia in connection with the Plan. This may include, in certain circumstances, reporting and repatriation requirements. Participant should contact his or her personal advisor regarding any such requirements resulting from participation in the Plan.
Foreign Asset/Account Reporting Information.
Russian residents will be required to notify the Russian tax authorities within one month of opening or closing a foreign bank account or changing any account details. Russian residents are also required to file reports of the transactions in their foreign bank accounts with the Russian tax authorities on an annual basis. In addition, Russian residents are required to report any cash transactions with respect to foreign bank accounts to the Russian tax authorities. The tax authorities can require any supporting documents related to the transactions in a Russian resident’s foreign bank account. Participant should consult his or her personal tax advisor to ensure compliance with applicable requirements.

Foreign Asset/Account Restrictions.
Certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan).

SINGAPORE

Notifications

Securities Law Information.

The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Options are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Options or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

SOUTH KOREA

Terms and Conditions

Foreign Assets Reporting Information.

Participant understands and agrees that Korean residents shall declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds certain thresholds. Participant is encouraged to consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.

SPAIN
Terms and Conditions
Service Conditions.
This provision supplements Section 12 of this Agreement:
In accepting the Options, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or any Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary, over and above the specific terms of the Plan. Consequently, Participant understands that the Options are granted on the assumption and condition that the Options and any Shares acquired upon exercise of the Options are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the Options would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Options shall be null and void.
The Options are conditional rights to Shares and will be forfeited in the case of Participant’s termination of employment. This will be the case even if (1) Participant is considered to be unfairly dismissed without cause (despido improcedente); (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) Participant terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) Participant’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of Participant’s employment for any of the reasons set forth above, Participant will automatically lose any rights to the unvested Options granted to him or her as of the date of Participant’s termination of employment, as described in the Plan and this Agreement.
Notifications
Securities Law Notice.
The grant of Option under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.
The Option does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus.
Foreign Asset/Account Reporting Information. To the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of a certain legally designated amount (for each type of asset) as of December 31 each year, Participant will be required to report information on such assets through tax form 720. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than a certain legally designated amount. Participant shall consult his or her personal advisor in this regard. Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain legally designated amount. The thresholds for foreign asset/account reporting are subject to change. Therefore, Participant shall consult his or her personal advisor in this regard.
Foreign Currency Payments.
When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or proceeds from the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

SWEDEN

Notifications

Securities Disclaimer.

Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Sweden.

Terms and Conditions

Exchange Control.

Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if Participant has a brokerage account with a foreign broker.

SWITZERLAND

Notifications

Securities Law Notification.

The grant of the Option is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this Agreement nor any other materials relating to the Option constitutes a prospectus as such term is understood pursuant to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this Agreement nor any other materials relating to the Option may be publicly distributed or otherwise made publicly available in Switzerland. Finally, neither this Agreement nor any other offering or marketing materials relating to the Option have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TAIWAN

Terms and Conditions

Data Privacy Acknowledgement.

Participant hereby acknowledges that Participant has read and understood the terms regarding the collection, processing, and transfer of Data contained in the Data Privacy section of this Agreement and, by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or any Subsidiary retaining Participant’s service, Participant agrees to provide an executed data privacy consent form to the Company or any Subsidiary retaining Participant’s service (or any other agreements or consents that may be required by the Company or any Subsidiary retaining Participant’s service) that the Company or any Subsidiary retaining Participant’s service may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that Participant will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.

Notifications

Securities Disclaimer.

Neither the Plan nor the Option are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.

Exchange Control Information.

If the transaction amount exceeds a legally designated amount in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. In addition, if the transaction amount exceeds a legally designated amount, Participant may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

UNITED ARAB EMIRATES
Notifications
Securities Law Information.
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and this Agreement are intended for distribution only to such Participants and shall not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered, including Participant, shall conduct their own due diligence on the securities.
If Participant does not understand the contents of the Plan and this Agreement, Participant shall consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or this Agreement nor taken steps to verify the information set out therein and has no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.

The following provisions supplement Section 7 of the Agreement:

Without limitation to Section 7 of the Agreement, Participant agrees that Participant is liable for all Tax Obligations and hereby covenants to pay all such Tax Obligations as and when requested by the Company and/or the employer by HM Revenue and Customs (“HMRC”) (or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax or relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or an executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the uncollected income tax. In the event that Participant is a director or executive officer and the income tax is not collected from or paid by Participant within ninety (90) days of the end of the tax year in which the income tax liability arises, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, Participant understands that the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company and/or the employer may recover from Participant by any of the means referred to in Section 7 of the Agreement.

Notifications

Securities Disclosure.

Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Option are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

Non-Qualification.

The Option is not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom.

Tax Consultation.

Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s acquisition or disposition of the Shares. Participant represents that he or she will consult with any tax advisors Participant deems appropriate in connection with the acquisition or disposition of the Shares and that Participant is not relying on the Company or any Subsidiary for any tax advice.

Prohibition Against Insider Dealing.

Participant should be aware of:

1.the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and

2.the UK's insider dealing rules under the Criminal Justice Act 1993, each of which may affect transactions under the Plan such as the acquisition or sale of Shares acquired under the Plan, if Participant has inside information regarding the Company. If Participant is uncertain whether the insider dealing rules apply, the Company recommends that Participant consult with a legal advisor. The Company cannot be held liable if Participant violates the UK's insider dealing rules. Participant is responsible for ensuring his or her compliance with these rules.